UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2022

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15915 Katy Freeway, Suite 450 Houston, Texas	77094
(Address of principal executive offices)	(Zip Code)

 (Registrant’s telephone number, including area code): (281) 404-4387

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CEI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 28, 2022, the Company entered into two agreements (collectively, the “Agreements”), one agreement (the “First Agreement”) with an investor (the “First Investor”) that holds shares of the Series C redeemable convertible preferred stock of the Company (the “Series C Preferred Stock”) and another agreement (the “Second Agreement”) with an investor (the “Second Investor”, together with the First Investor, the “Investors”) that held shares of the Series C Preferred Stock with certain conversion entitlements. The Agreements are identical as to their terms. The Investors entered into the Agreements in relation to an amendment to the fifth amended and restated certificate of designations regarding its Series C Preferred Stock (the “COD”) as an accommodation to the Company and in order to help facilitate implementation of the Company’s business plans and continued trading on the NYSE American LLC, and in exchange for the release and indemnity as provided in the Agreements.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by the full text of the Agreements, which are filed as Exhibit 10.1 and 10.2 to, and incorporated by reference in, Item 1.01 of this report.

Item 3.03 Material Modifications to Rights of Security Holders.

On October 31, 2022, the Company filed with the Secretary of State of Nevada an amendment to the COD (the “Amendment), dated as of October 28, 2022 (the “Amendment Date”), pursuant to the Agreements, which amended the COD such that (i) beginning on the Amendment Date and thereafter, when determining the conversion rate for each share of Series C Preferred Stock based on the trading price of the Company’s common stock (“Common Stock”) over a certain number of previous days (“Measurement Period”), no day will be added to what would otherwise have been the end of any Measurement Period for the failure of the Equity Condition (as defined in the COD), even if the volume weighted average trading price (“Measuring Metric”) is not at least $1.50 and each Investor hereby waives the right to receive any additional shares of Common Stock that might otherwise be due if such Equity Condition were to apply after the Agreement Date, including with respect to any pending Measurement Period; and (ii) (A) beginning on the Amendment Date and for the period through December 30, 2022, the Measuring Metric will be the higher of the amount provided in Section I.G.7.1(ii) of the COD and $0.20, and (B) beginning at market close on December 30, 2022 and thereafter, the Measuring Metric will be the volume weighted average trading price of the Common Stock of any day of trading following the date of first issuance of the Series C Preferred Stock.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is filed as Exhibit 3.1 to, and incorporated by reference in, Item 3.03 of this report.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The foregoing description of the Amendment in Item 3.03 is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendment to Fifth Amended and Restated Designation of Series C Preferred Stock, dated October 28, 2022
10.1	Agreement by and between Camber Energy, Inc. and the Investor named therein, dated October 28, 2022
10.2	Agreement by and between Camber Energy, Inc. and the Investor named therein, dated October 28, 2022
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

Date: October 31, 2022	By:	/s/ James A. Doris
	Name:	James A. Doris
	Title:	Chief Executive Officer

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